STOCK PURCHASE AGREEMENT


                          Dated as of January 28, 1998


                                     Between


                     THE AEGIS CONSUMER FUNDING GROUP INC.,

                          ADAMS, VINER & MOSLER, LTD.,

                                       and

                                 III ASSOCIATES

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.1.  Definitions.............................................................1

1.2.  Interpretation..........................................................7

                                   ARTICLE II

                  PURCHASE AND SALE OF SHARES; PURCHASE PRICE

2.1.  Purchase and Sale of Shares.............................................8

2.2.  Purchase Price..........................................................8

2.3.  Adjustments.............................................................8

                                   ARTICLE III

                                    CLOSING

3.1.  Closing Date............................................................9

3.2.  Payment of Purchase Price; Delivery of Shares...........................9

3.3.  Buyer's Additional Deliveries...........................................9

3.4.  Seller's Deliveries.....................................................9

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

4.1.  Organization and Authority of Seller...................................10

4.2.  Organization and Capital Structure of the Company......................11

4.3.  Subsidiaries and Investments...........................................12

4.4.  Financial Statements...................................................12

4.5.  Operations Since Balance Sheet Date....................................12

4.6.  Taxes..................................................................14

4.7.  Availability of Assets.................................................15

4.8.  Governmental Permits...................................................15

4.9.  Real Property..........................................................15

4.10.  Personal Property.....................................................16

4.11.  Intellectual Property; Software.......................................16

4.12.  Accounts Receivable...................................................17

4.13.  Employee Benefit Plans................................................17

4.14.  Employee Relations....................................................18

4.15.  Contracts.............................................................18

4.16.  No Violation, Litigation or Regulatory Action.........................19

4.17.  Environmental Matters.................................................19

4.18.  Insurance.............................................................20

4.19.  Minute Books..........................................................20

4.20.  No Finder.............................................................20

4.21.  Disclosure............................................................20

4.22.  Proxy Statement. .....................................................20

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

5.1.  Organization of Buyers.................................................21

5.2.  Authority of Buyers....................................................21

5.3.  No Finder..............................................................22

5.4.  Investment Representation..............................................22

5.5.  Litigation.............................................................22

5.6.  Ability to Close.......................................................22

                                   ARTICLE VI

                        ACTION PRIOR TO THE CLOSING DATE

6.1.  Investigation of the Company by Buyers.................................22

6.2.  Preserve Accuracy of Representations and Warranties....................23

6.3.  Consents of Third Parties; Governmental Approvals......................23

6.4.  Operations Prior to the Closing Date...................................24

6.5.  Notification by Seller of Certain Matters..............................24

                                   ARTICLE VII

                             ADDITIONAL AGREEMENTS

7.1.  Stockholder Meeting....................................................24

7.2.  Preparation of the Proxy Statement.....................................24

7.3.  Access to Records after Closing........................................25

7.4.  Confidential Nature of Information.....................................25

7.5.  No Public Announcement.................................................26

7.6.  Expenses...............................................................26

7.7.  Further Assurances.....................................................26

7.8.  Repurchase Options.....................................................27

7.9.  Operating Agreements...................................................28

7.10.  Use of Proceeds.......................................................30

7.11.  Company Indemnifications; Voting......................................30

7.12.  Certain Intercompany Debt.............................................30

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

8.1.  Conditions to Buyers' Obligations......................................31

8.2.  Conditions to Seller's Obligations.....................................32

                                   ARTICLE IX

                                   TAX MATTERS

9.1.  Tax Returns............................................................33

9.2.  Survival of Obligations................................................33

                                    ARTICLE X

                                 INDEMNIFICATION

10.1.  Indemnification by Seller.............................................33

10.2.  Indemnification by Buyers.............................................34

10.3.  Notice of Claims......................................................35

10.4.  Third Person Claims...................................................36

                                   ARTICLE XI

                                   TERMINATION

11.1.  Termination...........................................................37

11.2.  Notice of Termination.................................................37

11.3.  Effect of Termination.................................................37

                                   ARTICLE XII

                               GENERAL PROVISIONS

12.1.  Notices...............................................................37

12.2.  Successors and Assigns................................................38

12.3.  Entire Agreement; Amendments..........................................39

12.4.  Waivers...............................................................39

12.5.  Partial Invalidity....................................................39

12.6.  Execution in Counterparts.............................................39

12.7.  Governing Law.........................................................40

12.8.  Submission to Jurisdiction............................................40

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of January 28, 1998 between The Aegis Consumer Funding Group Inc., a Delaware corporation ("Seller"), Adams, Viner & Mosler, Ltd., a limited partnership organized under the laws of Illinois ("AVM"), and III Associates, a general partnership organized under the laws of Nevada ("Associates") (AVM and Associates being sometimes referred to together as the "Buyers").

                              PRELIMINARY STATEMENT

         Seller is the owner, beneficially and of record, of all of the issued and outstanding capital stock of Systems & Services Technologies, Inc., a Delaware corporation (the "Company"). Seller desires to sell to Buyers, and Buyers desire to purchase from Seller, all of the capital stock of the Company on the terms and subject to the conditions set forth herein.

         Accordingly, in consideration of the mutual agreements hereinafter set forth, Buyers and Seller agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided that the Company shall not be deemed an Affiliate of Seller.

         "Agreed Rate" means the prime or corporate base rate published by Citibank N.A., New York, New York, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

         "Associates Shares" has the meaning specified in Section 2.2(b).

         "AVM Shares" has the meaning specified in Section 2.2(b).

         "Balance Sheet" has the meaning specified in Section 4.4.

         "Balance Sheet Date" means September 30, 1997.

         "Buyers" has the meaning specified in the first paragraph of this Agreement.

         "Buyer Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by either of Buyers under this Agreement or in connection herewith.

         "Buyer Group Member" means Buyers, the Company and any Affiliates of either Buyers and their respective successors and assigns.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., and the regulations promulgated thereunder.

         "Claim Notice" has the meaning specified in Section 10.3.

         "Closing" means the closing of the transfer of the Shares from Seller to Buyer.

         "Closing Date" has the meaning specified in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning specified in the second paragraph of this Agreement.

         "Company Agreements" has the meaning specified in Section 4.16.

         "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor), except for Seller.

         "Company  Property"  means  any  real  or  personal  property,   plant,
building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company.

         "Copyrights" means United States and foreign copyrights,  copyrightable
works,  and  mask  work,  whether   registered  or  unregistered,   and  pending
applications to register the same.

         "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

         "Encumbrance" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

         "Environmental Law" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

         "ERISA Affiliate" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company;
(ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of section 414(c) of the Code) with the Company; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph.

         "ERISA Benefit Plans" means the Company's Pension Plans and its Welfare Plans.

         "Exchange Act" has the meaning specified in Section 4.23.

         "Existing Loan Agreements" means the following agreements: Loan and Security Agreement dated March 14, 1997 between Aegis Auto Finance, Inc. and III Finance Ltd., as amended, and Amended and Restated Master Loan Agreement dated April 30, 1997 among Aegis Auto Finance, Inc., Aegis Consumer Finance, Inc. and III Finance Ltd., as amended.

         "Exercise Price" has the meaning specified in Section 7.8.

         "Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

         "Expiration Date has the meaning specified in Section 7.8.

         "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

         "Governmental Permits" has the meaning specified in Section 4.9.

         "Intellectual Property" means Copyrights, Patent Rights, Trademarks and Trade Secrets and all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the foregoing.

         "IRS" means the Internal Revenue Service.

         "Leased Real Property" has the meaning specified in Section 4.10.

         "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

         "Material Adverse Effect" means any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, business, financial condition, or results of operations of the Company or Seller, as applicable.

         "Multiemployer Plan" has the meaning specified in Section 3(37) of ERISA.

         "Net Cash Flow" means the Company's net cash flow under generally accepted accounting principles after allowance for all reasonable and necessary capital expenditures.

         "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., and the regulations promulgated thereunder.

         "Owned Real Property" has the meaning specified in Section 4.10.

         "Owned Software" has the meaning specified in Section 4.12(g).

         "Patent Rights" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) and improvements thereto.

         "Pension Plan" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained by the Company or an ERISA Affiliate, or with respect to which the Company or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or an ERISA Affiliate due to such employment.

         "Permitted Encumbrances" means: (i) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (iii) liens securing the indebtedness represented by the Secured Loans and (iv) liens securing other existing indebtedness of the Company, including, but not limited to, the liens and indebtedness set forth and described on Schedule 1.1.

         "Person" means any individual, corporation, partnership, joint venture,
limited   liability   company,   association,    joint-stock   company,   trust,
unincorporated organization or Governmental Body.

         "Proxy Statement" has the meaning specified in Section 4.23.

         "Purchase Price" has the meaning specified in Section 2.2.

         "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., and the regulations promulgated thereunder.

         "Repurchase Options" has the meaning specified in Section 7.8.

         "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Govern-
mental Body (including those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements) or common law.

         "Secured Loans" means the indebtedness of the Company issued under or pursuant to the Existing Loan Agreements and secured by a lien upon the Shares.

         "SEC" means the Securities and Exchange Commission or any successor agency.

         "Seller" has the meaning specified in the first paragraph of this Agreement.

         "Seller Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

         "Seller Group Member" means Seller and its Affiliates and their respective successors and assigns.

         "Seller Stockholder Meeting" has the meaning specified in Section 7.1.

         "Shares" means all of the issued and outstanding shares of capital stock of the Company.

         "Software" means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

         "Subsidiaries" means any corporation, partnership, limited liability company, joint venture or other entity in which the Company (a) owns, or at any relevant time owned, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

         "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

               (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

               (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax Sharing Arrangement or Tax indemnity arrangement.

         "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         "Tax Sharing Arrangement" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company or any Subsidiary.

         "Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Company is conducting business or has within the previous five years conducted business), whether registered or unregistered, and pending applications to register the foregoing.

         "Trade Secrets" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

         "Welfare Plan" means each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) maintained by the Company, or with respect to which the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company due to such employment.

         1.2. Interpretation. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. References herein to the knowledge of a party or matters or information known to a party mean the actual knowledge of the officers of such party.

                                   ARTICLE II

                   PURCHASE AND SALE OF SHARES; PURCHASE PRICE

         2.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyers, and Buyers shall purchase from Seller, the Shares, free and clear of all Encumbrances (except for Permitted Encumbrances).

         2.2. Purchase Price. Subject to Section 2.3, (a) the aggregate purchase price for the Shares (the "Purchase Price") shall be equal to $7,000,000;

         (b) it is understood and agreed that AVM shall purchase and acquire 2/7 of the Shares (the "AVM Shares") for a purchase price of $2,000,000 and Associates shall purchase and acquire 5/7 of the Shares (the "Associates Shares") for a purchase price of $5,000,000; and

         (c) it is further understood and agreed that prior to the date hereof AVM has paid $2,000,000 to Seller as a down payment on the Purchase Price, Associates has paid $2,782,448.08 to Seller as a down payment on the Purchase Price (such amounts together being referred to herein as the "Original Downpayments") and, if Associates is reasonably satisfied that the amount requested is reasonable and proper in the context of the cash requirements of Seller, Associates shall, after a written request to Associates from Seller and within five business days of Associates's receipt of such request, make additional down payments on the Purchase Price prior to the Closing Date. Accordingly, on the Closing Date the Buyers payment obligation shall be equal to the Purchase Price minus the sum of all down payments actually made prior to the Closing Date ("Remaining Purchase Price").

         2.3. Adjustments. In the event that the total of the Original Downpayments plus any additional amounts requested by Seller in accordance with
Section 2.2(c) (the "Requested Downpayments" and together with the Original Downpayments, the "Total Downpayments") is less than $7,000,000 then: (a) the Purchase Price shall be equal to the amount of the Total Downpayments; (b) the total number of Shares to be purchased by Buyers (the "Adjusted Purchased Shares") shall be determined by multiplying the Shares by a fraction, the numerator of which is the Total Downpayments and the denominator of which is $7,000,000; (c) the number of AVM Shares shall equal the Adjusted Purchased Shares multiplied by a fraction the numerator of which is $2,000,000 and the denominator of which is the Total Downpayments; (d) the number of Associates Shares shall equal the Adjusted Purchased Shares multiplied by a fraction, the numerator of which is the sum of $2,782,448.08 plus the Requested Downpayments and the denominator of which is the Total Downpayments; and (e) the references to $7,000,000 in Sections 7.8(c), 10.1(a) and 10.2(a) shall be deemed to refer to a dollar amount equal to the Total Downpayments.

                                   ARTICLE III

                                     CLOSING

         3.1. Closing Date. The Closing shall take place at 10:00 A.M., local time, on the third business day following the Seller Stockholder Meeting, or such later date as may be agreed upon by Buyers and Seller after the conditions set forth in Section 8.1 and Section 8.2 have been satisfied, at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 or at such other place or at such other time as shall be agreed upon by Buyers and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

         3.2. Payment of Purchase Price; Delivery of Shares. Subject to fulfillment or waiver of the conditions set forth in Section 8.1, at the Closing Buyers shall pay Seller the Remaining Purchase Price by wire transfer of immediately available funds to the account in the United States specified by Seller in writing to Buyers at least two business days prior to the Closing and, subject to fulfillment or waiver of the conditions set forth in Section 8.2, Seller shall deliver (or authorize delivery) to Buyers stock certificates representing the Shares, accompanied by a duly executed stock power transferring the AVM Shares to AVM and the Associates Shares to Associates.

         3.3. Buyer's Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Section 8.1, at the Closing Buyers shall deliver to Seller the certificate contemplated by Section 8.2(a), duly executed by the authorized representative of Buyers.

         3.4. Seller's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Section 8.2, at Closing Seller shall deliver to Buyers all the following:

         (a) Copies of the Certificate of Incorporation of Seller and the Company certified as of a recent date by the Secretary of State of the State of Delaware;

         (b) Certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyers, as to (i) no amendments to the Certificate of Incorporation of Seller or the Company since a specified date; (ii) the by-laws of Seller; (iii) the resolutions of the Board of Directors of Seller and evidence of the stockholders of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement and any Seller Ancillary Agreement; and

         (c) The certificates contemplated by Sections 8.1(a) and (b), duly executed by the authorized officer of Seller.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyers that the following shall be true on the Closing Date:

         4.1. Organization and Authority of Seller. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted.

         (b) Seller has full corporate power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. Subject to approval of the Seller's stockholders, this Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

         (c) Except as set forth in Schedule 4.1, neither the execution and delivery by Seller of this Agreement or any of the Seller Ancillary Agreements or the consummation by Seller of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

               (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of Seller or the Company or any Subsidiary, under (1) the Certificate of Incorporation or By-laws of Seller or the Company or any Subsidiary, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller or the Company or any Subsidiary is a party or any of the respective assets or properties of Seller or the Company or any Subsidiary is subject or by which Seller or the Company or any Subsidiary is bound,
          (3) any Court Order to which Seller or the Company or any Subsidiary is a party or any of the respective assets or properties of Seller or the Company or any Subsidiary is subject or by which Seller or the Company or any Subsidiary is bound, or (4) any Requirements of Laws affecting Seller, the Company or any Subsidiary or their respective assets or properties; provided that no representation or warranty is made in this clause (i) with respect to any matter concerning Seller that individually could not reasonably be expected to have a Material Adverse Effect with respect to Seller; or

               (ii) require the approval, consent, authorization or act of, or the making by Seller or the Company or any Subsidiary of any declaration, filing or registration with, any Person.

         4.2. Organization and Capital Structure of the Company. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 4.2, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect on the Company. No other jurisdiction has demanded, requested or otherwise indicated that the Company is required so to qualify. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

         (b) The authorized capital stock of the Company consists of 3,000 shares of Common Stock, par value $.01 per share ("Company Common Stock"), of which 100 shares are issued and outstanding and 2,900 shares are unissued and not reserved for any purpose. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. No holder of Company Common Stock has any preemptive, stock purchase or other rights to acquire Company Common Stock. All of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Seller is the record and beneficial owner of 100 shares of Company Common Stock. All of such shares of Company Common Stock are so owned free from all Encumbrances of any kind except for Permitted Encumbrances.

         (c) True and complete copies of the certificate of incorporation and all amendments thereto, of the By-laws, as amended to date, and of the stock ledger of the Company have been delivered to Buyer.

         4.3. Subsidiaries and Investments. The Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

         4.4. Financial Statements. Schedule 4.4 contains (i) the unaudited balance sheet of the Company as of September 30, 1997 ( the "Balance Sheet"). Except as set forth therein, the Balance Sheet has been prepared in conformity with generally accepted accounting principles consistently applied, and presents fairly the financial position of the Company as of the date thereon and for the period covered thereby, subject to normal year-end adjustments and the absence of footnotes.

         4.5. Operations Since Balance Sheet Date. (a) Since the Balance Sheet Date, there has been:

               (i) except for any effect upon the Company of Seller's financial condition or prospects, no material adverse change in the assets, business, operations, liabilities, profits or condition of the Company, and to the knowledge of Seller, no fact or condition exists which might reasonably be expected to cause such a change in the future; and

               (ii) no damage, destruction or loss, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the assets, business, operations or condition of the Company.

         (b) Since the Balance Sheet Date, except in the ordinary course of business and in conformity with past practice and except to the extent that it has not resulted in and could not reasonably be expected to result in a Material Adverse Effect with respect to the Company, the Company has not:

               (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company to Seller or any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company after the Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

               (ii) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) or waived any other rights held by the Company other than in the ordinary course of business consistent with past practice;

               (iii)  paid  any  claims  against  the  Company   (including  the
          settlement of any claims and litigation against the Company or the payment or settlement of any obligations or liabilities of the Company) other than in the ordinary course of business consistent with past practice;

               (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

               (v) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

               (vi) delayed or accelerated payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

               (vii) acquired any real property or undertaken or committed to undertake capital expenditures exceeding $250,000 in the aggregate;

               (viii)  made,  or  agreed  to  make,   any  payment  of  cash  or
          distribution of assets to Seller or any of its Affiliates;

               (ix) instituted any increase in any compensation payable to any officer or employee of the Company or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to officers or employees of the Company;

               (x) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Balance Sheets;

               (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business; or

               (xii) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods.

         4.6. Taxes.

         (a) Except where there would be no Material Adverse Effect with respect to the Company (i) each of the Company and each Company Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company and each Company Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes owed by the Company or any Company Group have been timely paid; (iv) none of the Company or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (v) to the knowledge of Seller, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company or any Company Group and, no basis exists therefor; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vii) all Tax Sharing Arrangements and Tax indemnity arrangements relating to the Company (other than this Agreement) shall terminate as of the date hereof and the Company shall not have any liability thereunder for any Taxes incurred on or after the date hereof; (viii) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; (ix) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company and (x) the Company has not been a member of any Company Group other than a Company Group of which Seller is the parent and the Company has not had any direct or indirect ownership in any corporation, partnership, joint venture or other entity.

         (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA").

         (c) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, can reasonably be expected to be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, can, as a direct or indirect result of the transactions contemplated by this Agreement, reasonably be expected to be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

         4.7. Availability of Assets. The assets owned or leased by the Company constitute all the material assets and properties used in, or necessary for, the operation of the business of the Company (including all books, records, computers and computer programs and data processing systems).


         4.8. Governmental Permits. To the knowledge of Seller, the Company owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (herein collectively called "Governmental Permits").

         4.9. Real Property. (a) The Company has good and insurable title in fee simple absolute to all real property owned by the Company (the "Owned Real Property") and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

         (b) The Company has the right to quiet enjoyment of all real property owned by third persons of which the Company is lessee (the "Leased Real Property") for the full term of each such lease (and any renewal option) relating thereto, and the leasehold or other interest of the Company in such Leased Real Property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances.

         (c) Neither the whole nor any part of the Owned Real Property or any real property leased, used or occupied by the Company is subject to any pending suit for condemnation or other taking by any public authority, and, to the best knowledge of Seller or the Company, no such condemnation or other taking is threatened or contemplated.

         4.10. Personal Property. (a) The Company has good title to all of its assets and properties other than Owned Real Property free and clear of all Encumbrances, except for Permitted Encumbrances.


         4.11. Intellectual Property; Software.

         (a) The Company either: (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in its assets and properties and material to its business and operations, free and clear of any Encumbrance; or (ii) has the perpetual, royalty-free right to use the same.

         (b) (i) The Intellectual Property owned by the Company and material to its business and operations is valid and enforceable; and (ii) the Company is not in breach of any agreement affecting the Intellectual Property, and has not taken any action which would impair or otherwise adversely affect its rights in the Intellectual Property.

         (c) (i) No material infringement of any Intellectual Property of any other Person has occurred or results in any way from the operations, activities, Software or processes used in the Company's business; (ii) no claim of any infringement of any Intellectual Property of any other Person has been made or asserted in respect of the operations of the Company's business; (iii) no written claim of invalidity of any Copyright, Trademark or Patent Right, Software or Trade Secret has been made; and (iv) no proceedings are pending or, to the knowledge of Seller, threatened which challenge the validity, ownership or use of any Intellectual Property.

         (d) To the knowledge of Seller, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) of all right, title and interest in such material.

         4.12. Accounts Receivable. All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of business. All accounts receivable reflected in the Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the Balance Sheets.

         4.13. Employee Benefit Plans.

         (a) With respect to each Pension Plan subject to Section 302 of ERISA other than any Multiemployer Plan, (i) no proceeding has been initiated to terminate such plan, (ii) there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA) other than events for which reporting has been waived by applicable regulations, (iii) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived, has occurred, (iv) no person has failed to make a required installment or any other payment required under
Section 412 of the Code by the applicable due date and (v) neither the Company nor any ERISA Affiliate has provided or is required to provide security to such plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS, and to the knowledge of Seller no circumstance has occurred or exists which may reasonably be expected to cause such plan to cease being so qualified.

         (b) There is no pending or, to the knowledge of Seller or the Company, threatened claim in respect of any of the ERISA Benefit Plans other than claims for benefits in the ordinary course of business. Each of the ERISA Benefit Plans other than any Multiemployer Plans (i) has been administered in all material respects in accordance with its terms and (ii) complies in form, and has been administered in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. The Company and each ERISA Affiliate has complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA. The Company has no obligation under any ERISA Benefit Plans or otherwise to provide any material health or other welfare benefits to any prior employees or any other person, except as required by Part 6 of Title I of ERISA. The consummation of the transactions contemplated by this Agreement will not result in any material increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any material compensation or benefits payable to or in respect of any participant.

         4.14. Employee Relations.

         The Company has, to the knowledge of Seller, complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller and the Company believe that the Company's relations with the employees of the Company are satisfactory. The Company is not a party to, and the Company is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Company.

         4.15. Contracts. (a) Except where there would be no Material Adverse Effect on the Company, the Company is not a party to or bound by:

               (i) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others; or

               (ii) any agreement which provides for, or relates to, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing.

         (b) Each of the leases, contracts and other agreements referred to in Sections 4.10, 4.11, 4.13, and 4.15 (collectively, the "Company Agreements") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and except for those Company Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect after the Closing, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each of the Company Agreements in all material respects, and the Company is not in, or alleged in writing to be in, breach or default under, nor is there or is there alleged in writing to be any basis for termination of, any of the Company Agreements and, to the knowledge of Seller, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or by any such other party except where such event or condition would not have a Material Adverse Effect on the Company. The Company is not currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Company Agreements have heretofore been delivered or made available to Buyer by Seller.

         4.16. No Violation, Litigation or Regulatory Action.

         Except as disclosed in Schedule 4.16,

               (i) to the knowledge of Seller, the assets of the Company and their uses comply with all applicable Requirements of Laws and Court Orders, except where such non-compliance would not have a Material Adverse Effect on the Company;

               (ii) to the knowledge of Seller, the Company has complied with all Requirements of Laws and Court Orders which are applicable to its assets or business, except where such non-compliance would not have a Material Adverse Effect on the Company;

               (iii) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Seller or the Company, threatened against or affecting the Company nor, to the knowledge of Seller or the Company, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant; and

               (iv) there is no action, suit or proceeding pending or, to the knowledge of Seller or the Company, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

         4.17.  Environmental  Matters.  To the  knowledge  of  Seller,

               (i) the operations of the Company comply with all applicable Environmental Laws, except where non-compliance would not have a Material Adverse Effect on the Company; and

               (ii) the Company has obtained all environmental, health and safety Governmental Permits necessary for the operat-ion of its business, and all such Governmental Permits are in full force and effect and the Company is in compliance with all terms and conditions of such permits, except where non-compliance would not have a Material Adverse Effect on the Company.

         4.18. Insurance. The Company has insurance coverage which is customary with regard to the nature and size of its business with reputable insurance carriers. Seller shall (and shall cause the Company to) keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Seller has complied (or has caused the Company to comply) in all material respects with each of such insurance policies and, to the knowledge of Seller, has not failed to give any notice or present any claim thereunder in a due and timely manner.

         4.19. Minute Books. True and complete copies of the minute books of the Company have been delivered to Buyer. Such minute books contain true and complete records of all meetings and other corporate action taken by the Board of Directors and stockholders of the Company.

         4.20. No Finder. Neither Seller, the Company nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         4.21. Disclosure. None of the representations or warranties of Seller contained herein, and none of the other information or documents furnished to Buyer or any of its representatives by Seller or the Company or their representatives pursuant to the terms of this Agreement, is, in the light of the circumstances under which they are made or furnished, false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

         4.22. Proxy Statement. None of the information to be included in the proxy statement (the "Proxy Statement") to be prepared for and relating to the Seller Stockholder Meeting (as defined in Section 7.1) will, at the time of the mailing of the Proxy Statement, the time of the Seller Stockholder Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that Buyers' rights with respect to this Section
4.22 shall be limited to the recovery of Loss and Expense incurred by Buyers by reason of actions by shareholders of Seller based upon allegations that this
Section 4.22 has been breached by Seller.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyers hereby represents and warrants to Seller and agrees as follows:

         5.1. Organization of Buyers. AVM is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois and has full partnership power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Associates is a general partnership organized and validly existing under the laws of the State of Nevada and has full partnership powers and authority to own or lease its properties and assets and to carry on its business as now conducted.

         5.2. Authority of Buyers. Each Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by AVM have been duly authorized and approved by AVM's general partner. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Associates have been duly authorized and approved by Associates' general partner. This Agreement has been duly authorized, executed and delivered by each Buyer and is the legal, valid and binding agreement of each Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by each Buyer and upon execution and delivery by each Buyer will be a legal, valid and binding obligation of each Buyer enforceable in accordance with its terms.

         Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

               (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Limited Partnership Agreement of AVM or the Partnership Agreement of Associates, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which either Buyer is a party or any of its properties is subject or by which either Buyer is bound, (3) any Court Order to which either Buyer is a party or by which either of them is bound or (4) any Requirements of Laws affecting either Buyer; or

               (ii) require the approval, consent, authorization or act of, or the making by either Buyer of any declaration, filing or registration with, any Person.

         5.3. No Finder. Neither AVM, Associates nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         5.4. Investment Representation. Buyers understand that the Shares have not been registered under the Securities Act of 1933 and that the Shares are being acquired by AVM and Associates, respectively, for their own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act of 1933 or pursuant to an applicable exemption therefrom.

         5.5. Litigation. There is no action, suit or proceeding pending, or, to the knowledge of either Buyer, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

         5.6. Ability to Close. Each Buyer has sufficient assets to perform its obligations under this Agreement.

                                   ARTICLE VI

                        ACTION PRIOR TO THE CLOSING DATE

         The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

         6.1. Investigation of the Company by Buyers. Seller shall afford and cause the Company to afford to the officers, employees and authorized representatives of Buyers (including their independent public accountants and attorneys) complete access during normal business hours, upon prior reasonable notice, to the offices, properties, employees, attorneys, accountants and business and financial records (including computer files, retrieval programs and similar documentation) of the Company to the extent Buyers shall deem necessary or desirable and shall furnish, and shall cause the Company to furnish, to Buyers or their authorized representatives such additional information concerning the assets, business and the operations of the Company as shall be reasonably requested. Buyers agree that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. If during an investigation made by Buyers or their representatives hereunder they discover facts which contradict any of the representations and warranties of Seller hereunder, Buyers shall promptly notify Seller of such facts. No investigation made by Buyers or their representatives hereunder or notice to Seller pursuant to the preceding sentence shall affect the representations and warranties of Seller hereunder or the rights of Buyer in respect of any breach thereof.

         6.2. Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty of such party contained in Article IV or V of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyers of (i) any lawsuit, claim, proceeding or investigation that is threatened, brought, asserted or commenced against the Company and (ii) any other event or matter which becomes known to Seller and would cause any other representation or warranty contained in Article IV to be untrue in any material respect.

         6.3. Consents of Third Parties; Governmental Approvals. (a) Seller will (and will cause the Company to) act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyers, from any party to the Existing Loan Agreements, any other agreement to which the Seller is a party or by which it is bound or any Company Agreement required to be obtained to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 8.1(e); provided that (i) neither Seller, the Company nor Buyers shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and (ii) neither Seller nor the Company shall make any agreement or understanding affecting the assets or business of the Company as a condition for obtaining any such consents or waivers except with the prior written consent of Buyers. During the period prior to the Closing Date, Buyers shall act diligently and reasonably to cooperate with Seller and the Company to obtain the consents, approvals and waivers contemplated by this Section 6.3(a).

         (b) During the period prior to the Closing Date, Seller and Buyers shall (and Seller shall cause the Company to) act diligently and reasonably, and shall cooperate with each other, in making any required filing or notification and in securing any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section

8.1(d); provided that neither Seller nor the Company shall make any agreement or understanding affecting the assets or business of the Company as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer.

         6.4. Operations Prior to the Closing Date. The parties agree that for the period from the date hereof through the earlier of the Expiration Date, the Repurchase Closing Date and any date on which this Agreement is terminated pursuant to Section 11.1, the number of directors comprising the whole Board of Directors of the Company shall be three, who shall be Clifford Viner, Warren Mosler and Matthew Burns. During such period, the Shares shall not be voted to expand or contract the size of such Board, remove Mr. Mosler, Mr. Viner or Mr. Burns from the board or elect anyone to replace any of them without the prior written consent of all of the parties.

         6.5. Notification by Seller of Certain Matters. During the period prior to the Closing Date, Seller will promptly advise Buyers in writing of (i) any Material Adverse Change in the Company or the condition of its assets, properties or business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Seller or the Company has knowledge.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1. Stockholder Meeting. Seller shall call a meeting of its stockholders (the "Seller Stockholder Meeting") for the purpose, among others, of voting for the transactions contemplated hereby. Seller shall use its best efforts to hold the Seller Stockholder Meeting on or prior to March 31, 1998. Seller shall, through its Board of Directors, recommend to its stockholders approval of such transactions and shall not withdraw such recommendation; provided, however, that such Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if such Board of Directors concludes in good faith on the basis of the written advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law.

         7.2. Preparation of the Proxy Statement. The Seller shall promptly prepare and file with the SEC the Proxy Statement. The Seller shall use its best efforts to satisfy the comments of the SEC with regard to the Proxy Statement in order that the Proxy Statement may be mailed to Seller's stockholders in accordance with the Exchange Act and the rules and regulations thereunder.

         7.3. Access to Records after Closing. (a) For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Company to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Company prior to the Closing Date or the exercise of the Repurchase Options. Such access shall be afforded by Buyers upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.3(a). If Buyers shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyers shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

         (b) For a period of six years after the Closing Date, Buyers and their representatives shall have reasonable access to all of the books and records relating to the Company which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyers shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.3(b). If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyers a reasonable opportunity, at Buyers' expense, to segregate and remove such books and records as Buyers may select.

         (c) In the event that the Repurchase Option is exercised, after the Repurchase Closing Date (as defined below) the term Seller in this Section 7.3 shall mean AVM and Associates and the term Buyers shall mean the party exercising the Repurchase Option.

         7.4. Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyers, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No Person shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Shares or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; provided that after the Closing Buyers and the Company may use or disclose any confidential information to the extent reasonable and necessary in the operation of the Company and its business. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes lawfully available to such party from a source other than the furnishing party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed,(iv) such party reasonably deems necessary to disclose in order to obtain any of the consents or approvals contemplated hereby or (v) all parties agree may be disclosed.

         7.5. No Public Announcement. Neither Buyers nor Seller shall (nor shall Seller permit the Company to), without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued;
provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and SEC disclosure obligations.

         7.6. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants and investment bankers. All costs and expenses, if any, incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

         7.7. Further Assurances. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to the Company such other bills of sale, deeds, endorsements, assignments and other instruments of conveyance and transfer as Buyers or the Company may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Company, and put the Company in possession of, any part of the assets or properties of the Company not in its possession on the Closing Date.

         7.8. Repurchase Options. Each of the Buyers hereby grants to the Seller an option (the "Repurchase Options") to repurchase all, but not less than all, of the Shares. The Repurchase Options shall having the following further terms and conditions:

         (a) the Repurchase Options shall be deemed to be granted on and as of the Closing Date upon, and subject to, the actual closing of the transactions called for by this Agreement;

         (b) the Repurchase Options shall expire on December 31, 1998 (the "Expiration Date");

         (c) the exercise price of the Repurchase Options shall be an aggregate of $7,000,000 plus an accretion thereon at the rate of 5% per annum from the Closing Date to and including the date on which such repurchase is consummated in accordance with clauses (d) and (e) below (the "Exercise Price"), reduced by the amount of any payments actually made by Seller to either of Buyers pursuant to Section 10.1 of this Agreement prior to the Repurchase Closing Date, provided that, in no event, shall the Exercise Price be less than $1;

         (d) Seller may exercise the Repurchase Options (but only simultaneously and for all of the Shares) by written notice of such exercise which is actually delivered to each of the Buyers prior to the Expiration Date, which notice shall specify a closing date (the "Repurchase Closing Date") for such repurchase (which shall be no less than ten business days nor more than thirty business days after such delivery);

         (e) on the Repurchase Closing Date (i) AVM shall duly transfer all of its right, title and interest in and to the AVM Shares to Seller in exchange for the payment to AVM of its proportional share of the Exercise Price which shall be wire transferred in immediately available funds by Seller to an account designated by AVM to Seller at least one business day prior to the Repurchase Closing Date and (ii) Associates shall duly transfer all of its right, title and interest in and to the Associates Shares to Seller in exchange for the payment to Associates of its proportionate share of the Exercise Price which shall be wire transferred in immediately available funds by Seller to an account designated by Associates to Seller at least one business day prior to the Repurchase Closing Date;

         (f) the sale to Seller by AVM and Associates of the Shares upon exercise of the Repurchase Options shall be without any express or implied representation and warranty by AVM and Associates with respect to any matter relating to the Company or its business, assets and liabilities or otherwise, except that upon such sale AVM and Associates shall be deemed to have represented and warranted to Seller that each of them severally, have complied with Section 7.9 of this Agreement; and

         (g) Seller may assign the Repurchase Options to a Seller Group Member or one or more other assignees, acting as one, upon written notice delivered to Buyers prior to the Expiration Date, in which event such assignee shall have the same rights under the Repurchase Options as Seller but, except in the case of an assignment to a Seller Group Member, shall not be entitled to further assign such Repurchase Options.

         7.9. Operating Agreements. From and after the date hereof and to the earlier of the Repurchase Closing Date or February 12, 1999:

         (a) AVM and Associates each severally agree to cause the Company:

               (i) to operate only in the ordinary course of business consistent with past practices;

               (ii) not to declare or pay any dividends or distribute any assets or make any loans;

               (iii) not to borrow any money, permit the assets of the Company to become subject to any liens or encumbrances (other than Permitted Encumbrances), enter into any capital leases or material operating leases or otherwise incur any material obligation or liability outside the ordinary course of business consistent with past practices;

               (iv) not to offer products or services which are competitive with products and services offered by Seller or its Affiliates on the Closing Date;

               (v) to apply the Company's Net Cash Flow, on a quarterly basis, to the payment of the outstanding principal balance on the Secured Loans;

               (vi) except in accordance with Section 7.4, not to reveal or disseminate any trade secrets or other confidential information pertaining to the Company;

               (vii) not to merge into or consolidate with any Person or sell all or substantially all of its assets to any Person;

               (viii) to provide Seller with monthly reports on the Company's financial condition, results of operations, cash flow and other financial information reasonably requested by Seller;

               (ix) not to pay any amounts to either of Buyers or to their respective Affiliates except as provided in clause (v) above; and

               (x) not to terminate the employment by the Company of John Chappell as its President except for "cause" as such term is defined in the Employment Agreement between the Company and Mr. Chappell dated September 18, 1996.

         (b) Each of AVM and Associates severally agrees that it will not hypothecate, pledge or in any way encumber the Shares (other than for Permitted Encumbrances) and will not, except as provided in Section 7.8, sell or otherwise transfer or dispose of any Shares or any portion thereof or any interest therein; provided that AVM and Associates may grant to III Finance Ltd. and/or one or more investment funds managed by III Offshore Advisors an option to purchase the Shares so long as such option is subordinate to the Repurchase Options and cannot be exercised on or prior to the Expiration Date (unless the Repurchase Option has been exercised, in which case such option cannot be exercised on or prior to the applicable Repurchase Closing Date).

         (c) Each of AVM and Associates severally agrees that it shall, in its capacity as a stockholder of the Company, fully cooperate with Seller to enable Seller to exercise the Repurchase Options in Seller's sole and absolute discretion and shall not take any action, directly or indirectly, in such capacity, to prevent Seller from exercising such discretion or consummating the exercise of the Repurchase Options; provided that nothing in this clause (c) or elsewhere in this Agreement shall be deemed to bar any investment fund (including but not limited to III Finance Ltd.) advised or managed by Associates, III Offshore Advisors or their Affiliates (or bar Associates, AVM, or III Offshore Advisors as agent of any such fund) from exercising any right or taking or refraining from taking any action as stockholder, lender or otherwise pursuant to the Existing Loan Agreements (including, without limitation, the foreclosure of any lien on or security interest in the Shares or the right to accelerate any loan or loans outstanding under any such Existing Loan Agreement or the exercise of any other right which may arise upon the occurrence or continuance of an event of default thereunder) or otherwise or subject either of Buyers to any liability to Seller or its stockholders in the event of the exercise of any such right or taking or refraining from taking any such action.

         (d) Seller shall retain the Company, and the Company shall accept its retention, to service all loans and receivables purchased or originated by Seller and its Affiliates and sold to investment funds advised or managed by Associates, III Offshore Advisors or their Affiliates on current terms and conditions (including fees and other compensation). Seller and its Affiliates agree not to pay any servicer for loans purchased or originated by Seller and its Affiliates and sold to any Person other than such funds more than the servicing fee payable by Seller to the Company for comparable services; provided, however, that in the event Seller sells loans to a third party, the acquirer of such loans must agree to the Company performing loan servicing of such loans.

         7.10. Use of Proceeds. The Purchase Price shall be utilized by Seller as working capital for general corporate purposes.

         7.11. Company Indemnifications; Voting. Buyers agree that (a) they shall not permit or cause the Company to take any action to reduce the scope or nature of indemnification provided on the date hereof by the Company to directors, officers and employees of the Company, (b) they shall cause the Company to maintain any insurance in force on the date hereof which provides such indemnification and
(c) at the Seller Stockholder Meeting they will vote any shares of Common Stock of Seller for which either of them have the power to vote (by proxy or otherwise) for the transactions provided for herein.

         7.12. Certain Intercompany Debt. The parties agree and acknowledge that, on the date hereof, the Company owes to Seller inter-company indebtedness of $150,000 and no more (the "Intercompany Debt"). From and after the date hereof and prior to the Closing Date, the Company shall repay to Seller in full, without interest, the Intercompany Debt, provided that (a) such repayment shall be made only from, and to the extent that the Company has at the end of each of its fiscal quarters prior to the Closing Date, net income (as shown on its regularly prepared quarterly financial statements) determined in accordance with generally accepted accounting principles consistently applied and after deduction of the payments required by Section 7.9(a)(v); (b) the Company shall not be liable for or be obligated to pay to Seller any amounts in excess of the Intercompany Debt; and (c) Seller shall continue to provide, at its sole cost, the insurance and employee benefits provided to the Company and its employees at any time during the six months prior to the date of this Agreement. If the transactions provided for in ARTICLE II of this Agreement are consummated, on the Closing Date all Intercompany Debt not paid by the Company on or prior to the Closing Date shall be discharged and forgiven by Seller on the Closing Date so that on the Closing Date no amounts shall be due and payable by the Company to Seller in respect of any intercompany indebtedness or charges, provided that if the Repurchase Option is exercised in accordance with Section 7.8, the unpaid Intercompany Debt (plus any amounts expended by Seller in compliance with clause
(c) above) shall be payable by the Company in full. No amounts shall be due and payable to Seller or its Affiliates by the Company in respect of any Tax Sharing Arrangement or Tax indemnity arrangement which exists or may have existed involving the Company or any Company Group unless and until the Repurchase Option is exercised in accordance with Section 7.8.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

         8.1. Conditions to Buyers' Obligations. The obligation of Buyers to close the purchase the Shares pursuant to this Agreement shall be subject to the satisfaction (or waiver by Buyers), on or prior to the Closing Date, of the following conditions:

         (a) There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyers or any transaction permitted by Section 6.4; and there shall have been delivered to Buyers a certificate to such effect, dated the Closing Date, signed on behalf of Seller by the President or any Vice President of Seller, in addition to the other deliveries specified in Section 3.4.

         (b) The holders of at least a majority of the outstanding Common Stock of Seller shall have voted in favor of the transactions provided for herein at the Seller Stockholder Meeting.

         (c) No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

         (d) The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 4.1 or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a material adverse change in the assets, business, operations, liabilities, profits or condition (financial or otherwise) of the Company.

         (e) Each of the lenders who are parties to the Existing Loan Agreements shall have consented to, in writing, the transactions provided for herein.

         (f) Seller and each of its Affiliates shall pay off and settle all obligations of Seller to the Company or to any Affiliate of the Company.

         8.2. Conditions to Seller's Obligations. The obligations of Seller to sell the Shares pursuant to this Agreement shall be subject to the satisfaction (or waiver by Seller), on or prior to the Closing Date, of the following conditions:

         (a) There shall have been no material breach by Buyers in the performance of any of their covenants and agreements herein; each of the representations and warranties of Buyers contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date and signed on behalf of each of Buyers by their respective authorized representatives, in addition to the other deliveries specified in Section 3.3.

         (b) No action, suit or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

         (c) Each of the lenders who are parties to the Existing Loan Agreements shall have consented to, in writing, the transactions provided for herein.

         (d) The holders of at least a majority of the outstanding Common Stock of Seller shall have voted in favor of the transactions provided for herein at the Seller Stockholder Meeting.

         (e) The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.

                                   ARTICLE IX

                                   TAX MATTERS

         9.1. Tax Returns. Seller shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending before the Closing Date and Seller shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns, and Buyers shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or after the Closing Date and Buyers shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

         9.2. Survival of Obligations. Notwithstanding anything to the contrary in this Agreement, and notwithstanding Article X of this Agreement, the obligations of the parties set forth in this Article IX shall be unconditional and absolute and shall remain in effect until the expiration of all applicable statutes of limitation; provided that Buyers and Seller agree to enter into negotiations in good faith to amend appropriately the provisions of this Article IX in the event of the exercise of the Repurchase Options.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1. Indemnification by Seller. (a) Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:


               (i) any breach by Seller of any of its covenants in this Agreement or in any Seller Ancillary Agreement;

               (ii) any failure of Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement; or

               (iii) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto;

          provided that without limitation of Seller's indemnification obligations under clause (i) or (ii) of this subsection (a), Seller shall be required to indemnify and hold harmless under clause (iii) of this subsection (a) with respect to Loss and Expense incurred by Buyer Group Members as a result of inaccuracies only if such Loss and Expense exceeds $200,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Loss and Expense without deduction; and provided further that Sellers' total liability under this Section 10.1 shall not exceed an aggregate of $7,000,000.

         (b) The indemnification provided for in this Section 10.1 shall terminate on the earlier of the Repurchase Closing Date or the first anniversary of the Closing Date (and no claims shall be made by any Buyer Group Member under this Section 10.1 thereafter), except that the indemnification by Seller shall continue as to:

               (i) the  representations and warranties set forth in Sections 4.2
          (b), 4.6, 4.9 and 4.10 and the covenants of Seller set forth in Sections 7.4, 7.5, 7.6, and 7.10, as to all of which no time limitation shall apply; and

               (ii) any Loss or Expense of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.1, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this Article X, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this Article X.

         10.2. Indemnification by Buyers. (a) Buyers severally agree to indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from:

               (i) any breach by Buyers of any of their respective covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

               (ii) any failure by either Buyer to perform any of their respective obligations in this Agreement or in any Buyer Ancillary Agreement; or

               (iii) any breach of any warranty or the inaccuracy of any representation of Buyers contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyers pursuant hereto;

          provided that, without limitation of Buyers' indemnification obligations under clauses (i) and (ii) of this subsection (a), Buyers shall be required to indemnify and hold harmless under clause (iii) of this subsection (a) with respect to Loss and Expense incurred by Seller Group Members only if such Loss and Expense exceeds $200,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Loss and Expense without deduction and provided further that Buyers' total liability under this Section 10.2 shall not exceed an aggregate of $7,000,000.

         (b) The indemnification provided for in this Section 10.2 shall terminate on the earlier of the Repurchase Closing Date or the first anniversary of the Closing Date (and no claims shall be made by Seller under this Section
10.2 thereafter), except that the indemnification by Buyers shall continue as to:

               (i) the  covenants of Buyers set forth in Sections 7.4, 7.5, 7.6,
          7.8 and 7.9, as to all of which no time limitation shall apply; and

               (ii) any Loss or Expense of which Seller has notified Buyers in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.2, as to which the obligation of Buyers shall continue until the liability of Buyers shall have been determined pursuant to this Article X, and Buyers shall have reimbursed all Seller Group Members for the full amount of such Loss and Expense in accordance with this Article X.

         10.3. Notice of Claims. (a) Any Buyer Group Member or Seller Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that (i) a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and (ii) failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

         (b) In calculating any Loss or Expense there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer, and (ii) the amount of any tax benefit to the Indemnified Party (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments).

         (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

         (d) Any indemnification payment hereunder with respect to any Loss or Expense shall be an amount which is sufficient to compensate the indemnified party for the amount of such Loss or Expense, after taking into account all increases in federal, state, local, foreign or other Taxes payable by the indemnified party as a result of the receipt of such payment (by reason of such payment being included in income, resulting in a reduction of tax basis, or otherwise increasing such Taxes payable by the indemnified party at any time).

         10.4. Third Person Claims. The Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                                   ARTICLE XI

                                   TERMINATION

         11.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

         (a) by the mutual consent of Buyers and Seller;

         (b) by Buyers or Seller if the Closing shall not have occurred on or before September 30, 1998 (or such later date as may be mutually agreed to by Buyers and Seller);

         (c) by Buyers in the event of any material breach by Seller of any of Seller's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within seven days after receipt of notice from Buyer requesting such breach to be cured; or

         (d) by Seller in the event of any material breach by Buyers of any of Buyers' agreements, representations or warranties contained herein and the failure of Buyers to cure such breach within seven days after receipt of notice from Seller requesting such breach to be cured.

         11.2. Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 11.1 shall give notice of such termination to the other parties to this Agreement.

         11.3. Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XI, all further obligations of the parties under this Agreement (other than Sections 7.4, 7.6 and 12.8 and Article X) shall be terminated without further liability of any party to the others, provided that (a) Seller shall immediately upon termination return to Buyers all down payments made on the Purchase Price hereunder (without interest for the period ending on the termination date but with 5% interest per annum thereafter); (b) if such termination occurs and, for any reason, the stockholders of the Seller have not duly approved the transactions provided for herein in accordance with applicable Delaware law, upon the written demand of the Buyers, the Seller shall execute and deliver to Buyers an irrevocable proxy, in form and substance satisfactory to Buyers, authorizing Buyers to vote all of the outstanding voting stock of the Company owned, directly or indirectly, by the Seller or its Affiliates on any matter coming before the stockholders of the Company for a vote, such proxy to terminate upon the payment in full by Seller of the amounts referred to in clause (a) of this Section 11.3; and (c) nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:


                  If to Buyers, to:

                  Adams, Viner & Mosler, Ltd.
                  III Associates
                  250 Australian Avenue South
                  West Palm Beach, Florida 33401
                  Facsimile No.:  (561) 655-6871
                  Attention:  Warren Mosler

                  with a copy to:

                  Sidley & Austin
                  One First National Plaza
                  Chicago, Illinois 60603
                  Facsimile No.:  (312) 853-7036
                  Attention:  William D. Kerr


                  If to Seller, to:

                  The Aegis Consumer Funding Group Inc.
                  200 North Cobb Parkway
                  Suite 428
                  Marietta, Georgia 30062
                  Facsimile No.:  770-281-7102
                  Attention:  Matthew Burns


                  with a copy to:

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, New York 10022
                  Facsimile No.:  (212) 715-8000
                  Attention:  Peter S. Kolevzon, Esq.


or to such other address as such party may indicate by a notice delivered to the other party hereto.

         12.2. Successors and Assigns. (a) Except as set forth in Section 7.8(g), the rights of any party under this Agreement shall not be assignable by such party without the written consent of the other parties.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyers, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.3 any right, remedy or claim under or by reason of this Agreement.

         12.3. Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, under-standings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         12.4. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     12.5. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         12.6. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyers.

         12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

         12.8. Submission to Jurisdiction. Seller and Buyers hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in New York City and waive any and all objections to jurisdiction that they may have and any claim or objection that any such court is an inconvenient forum.

         Each party consents to service of process upon it with respect to any such action or proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                      ADAMS, VINER & MOSLER, LTD.

                                      By:  AVM Associates,
                                               general partner

                                      By /s/Warren B. Mosler
                                         -------------------
                                          Name:  Warren B. Mosler
                                          Title: General Partner

                                      III ASSOCIATES

                                      By:  Cheyenne, Inc.,
                                               general partner


                                      By /s/Robert H. Fasulo
                                         -------------------
                                          Name:  Robert H. Fasulo
                                          Title: Secretary/Treasurer


                                      THE AEGIS CONSUMER FUNDING GROUP INC.

                                      By /s/Matthew B. Burns
                                         -------------------
                                          Name:  Matthew B. Burns
                                          Title: Chief Executive Officer